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                                                                    EXHIBIT 10.3



                                 EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT is entered into as of August 6, 1999, by and between WILLIAM D. BOWMAN ("Employee") and BOWMAN TOOL & MACHINING, INC., a Minnesota corporation (the "Company").

                                     WITNESSETH:

       In consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to the Company and to Employee from the relationship to be established between the parties by the terms of this Agreement, the Company and Employee agree as follows:

       1.     EMPLOYMENT.

       (a) The Company hereby employs Employee, and Employee does hereby accept such employment, all subject to the terms and provisions of this Agreement. Employee shall endeavor in good faith to carry out his duties efficiently and in a manner designed to maximize profitability.

       (b) During the Initial Term, Employee agrees to devote his entire working time, attention, and energies on a full-time basis to the business and affairs of the Company and such other affiliates of the Company as may from time to time exist.

       (c) During the Initial Term, Employee will perform all duties, comply with all instructions, policies and objectives as are reasonably related to the business of the Company.

       (d) During the Consulting Term (as such term is defined in Paragraph 2(a), below), Employee will serve as a consultant and not as an employee. Employee agrees to devote such amount of time, attention, and energies during the Consulting Term as may be required to properly complete all projects reasonably assigned to him, taking into account his background, experience and expertise. The extent of Employee's activities during the Consulting Term, and the amount of time he will be required to devote to such activities, will be determined by the Company and Employee by mutual agreement, it being understood that Employee will be expected to devote 50 days per year to his duties during the Consulting Term. Employee's duties during the Consulting Term will consist
of special projects assigned by the Company.   In performing his duties as a
consultant, Employee will not be required to perform work on-site, but shall be allowed to perform such work by telephone, e-mail or other medium to the extent feasible.

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       (e)    For purposes of this Agreement, the Initial Term and the
Consulting Term are collectively referred to as the "Term."

       2.     TERM.

       (a) Employee's employment by the Company on a full time basis will commence on the date hereof and will, unless earlier terminated hereunder, end on August 1, 2000 (the "Initial Term"). Employee's retention by the Company as a consultant will commence on August 1, 2000 and will, unless earlier terminated hereunder, end on July 31, 2004 (the "Consulting Term").

       (b) During the Initial Term, Employee's employment by the Company hereunder may be terminated at any time, whether or not prior to the end of the Initial Term, as follows:

              (i) At the option of the Company, effective immediately upon written notice to Employee, in the event Employee commits a material violation of any of the provisions of this Agreement, resigns or purports to resign unless there exists Good Reason (as such term is defined in clause (iii) below), commits a violation of the Non-Compete Agreement between Employee and the Company of this date, commits an act of dishonesty involving the Company, or engages in gross or willful misconduct during the Initial Term (such as, by way of example and not by way of limitation, sexual harassment of an employee, or refusal or willful failure to carry out duties) (any of the foregoing in this clause
       (i) being hereinafter referred to as "Cause"). If the Company believes that Employee has engaged or is engaging in conduct which constitutes Cause, and if the situation is of such a nature that it can be rectified, the Company will so notify Employee in writing and Employee will have a period of thirty (30) days thereafter within which to rectify the situation. For example, an act of sexual harassment would not be of such a nature that it can be rectified. For purposes hereof, a situation will be deemed to have been rectified only if all of the consequences of the conduct in question are fully rectified and the conduct is not repeated.

              (ii) Immediately upon Employee's death or Disability (as such term is defined in subparagraph (c), below).

              (iii) At the option of Employee during the Initial Term, effective upon two (2) weeks prior written notice to the Company, in the event the Company commits a material violation of any of the provisions hereof which is not cured within thirty (30) days after written notice thereof ("Good Reason"). For purposes hereof, the Company will not be deemed to have committed a material violation of a provision of this Agreement requiring the payment of money to Employee so long as the amount in question is and remains the subject of a BONA FIDE dispute and the Company deposits the disputed funds in an escrow account pending resolution of the dispute. If Employee believes that Good Reason exists for resigning and so notifies the Company in writing, and if the Company disputes such

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       claim, the parties shall resolve the dispute by binding arbitration to be conducted before a single arbitrator in Minneapolis, Minnesota accordance with the rules of the American Arbitration Association then in effect for commercial arbitrations. The parties shall select the arbitrator by mutual agreement or, if they are unable to agree, each shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator who shall conduct the arbitration. The arbitrator may, in his discretion, allow reasonable discovery prior to the hearing and shall have discretion to award costs (including his fees) and attorneys fees to the prevailing party if, and to the extent, he deems such to be just and equitable. If any funds deposited in escrow hereunder are distributed to Employee as a result of the arbitrator's decision, Employee shall also receive interest on the funds so distributed at the rate earned in the escrow.

       (c) For purposes hereof, Employee will be deemed to become Disabled if Employee suffers an accident, illness or condition which, in the good faith judgment of a reputable, qualified physician selected by the Company (the "Physician"), (i) renders Employee, for a period of ninety (90) consecutive days, physically or mentally unable to perform his regular duties hereunder on a full-time basis ("Unavailable"); (ii) continues to affect Employee physically or mentally after expiration of said ninety (90) day period; and (iii) is expected by the Physician to render Employee Unavailable for more than six (6) months in the aggregate in any twelve (12) month period. For purposes hereof a condition will be deemed to affect Employee continuously unless such condition ceases for a period of not less than forty-five (45) consecutive days.

       (d) If Employee's employment terminates prior to the end of the Initial Term, the following shall apply:

              (i) Employee shall be entitled to receive his Base Salary prorated through the effective date of termination. In addition, the following shall apply:

                     (x) If Employee is discharged at any time during the Initial Term without Cause, or if Employee resigns during the Initial Term for Good Reason, Employee shall be entitled to receive severance payments for the balance of the Initial Term at the rate of $20,833.33 per month.

                     (y) If Employee resigns during the Initial Term, Employee shall not be entitled to receive any further salary payments and the consulting fee payments shall be reduced by 25%.

                     (z) If Employee is discharged for Cause at any time during the Initial Term, Employee shall not be entitled to receive any further salary payments; provided, however, the consulting payments shall continue under the terms of this Agreement.

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              (ii)   In any event, Employee shall be entitled to receive any
       payments due to him under any life insurance policies, 401(k) plans or other benefit programs or plans established by the Company in accordance with the terms of such plans, and the Company shall reimburse Employee for expenses reimbursable under Paragraph 4(a), below incurred by Employee through the effective date of termination.

              (iii) Except for the items identified in this subparagraph (d), the Company shall have no further liability or obligation to Employee whatsoever under this Agreement upon the termination of Employee's employment, and the items described in this subparagraph (d) shall constitute Employee's sole and exclusive rights and remedies with respect to termination of his employment, regardless of the reason for termination.

       (e) If Employee's employment or retention as a consultant terminates at any time during the Term by reason of death or Disability, Employee or his legal representatives shall be entitled to receive consulting fee continuation payments for the balance of the Consulting Term at the rate of $20,833.33 per month.

       3.     COMPENSATION.

       (a) The Company shall pay Employee a monthly base salary ("Base Salary") during the Initial Term of Twenty Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($20,833.33). The Base Salary will be payable at the times and in the manner dictated by the Company's standard payroll policy. Except as provided in Section 2(d)(i)(y), the Company shall pay Employee a monthly consulting fee ("Consulting Fee") during the Consulting Term of Twenty Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($20,833.33), except to the extent it is reduced as provided in Section 2(d)(i)(y) above.

       (b) All amounts whatsoever payable to Employee under this Agreement are stated before withholding taxes and other payroll deductions. It is the intent of the parties that Employee will be an independent contractor, and not an employee, with respect to the services to be provided under this Agreement during the Consulting Term. Nevertheless, the Company reserves the right to withhold all amounts required by applicable tax laws and regulations. Employee acknowledges that the Company may rely upon the advice of counsel with respect to its withholding obligations.

       4.     EXPENSES, VACATIONS, BENEFITS, ETC.

       (a) The Company agrees to reimburse Employee for expenses reasonably incurred by Employee in performing his duties hereunder in accordance with such policies and procedures as may from time to time be prescribed by the Company.

       (b) During the Initial Term, Employee will be entitled to receive such fringe benefits (e.g., group health insurance coverage) as may from time to time be made generally available to employees of the Company and such vacation benefits provided to Employee consistent with

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past practices.  The Company reserves the right to modify or discontinue any such benefits at any time and from time to time, so long as any such changes are made applicable to employees generally. During the Consulting Term, Employee will not be entitled to any health insurance, sickness, disability or other benefits whatsoever.

       5. WORK PRODUCT. It is understood that works which constitute trade secrets or which are subject to patent or copyright protection or which are otherwise considered by the Company to be proprietary to the Company and which have been or may hereafter be conceived or created by Employee, either solely or jointly with others, in connection with his involvement with the Company or which have been conceived or created by other employees of the Company (collectively "Work Product"), are in whole or in part the result of the resources and support of the Company. Employee acknowledges and agrees that all Work Product shall be the sole and exclusive property of the Company.
Employee's rights in all future Work Product are hereby assigned to the Company. In the event that any Work Product shall be deemed by the Company to be a work of a patentable or copyrightable nature, Employee, whether or not then in the employ of the Company, will assist the Company or its nominees to obtain, maintain, and enforce domestic and foreign patents and copyrights for such Work Product and will supply evidence, give testimony, sign and execute all papers, and do all other legal and proper things (at the Company's expense) which the Company or its nominees may deem necessary for obtaining, maintaining, and enforcing patents and copyrights for such Work Product and for vesting in the Company or its nominees full title thereto. Employee hereby appoints the Company as his attorney-in-fact to execute and deliver all such papers and take all such actions, as aforesaid in this paragraph, on his behalf. In addition, Employee will promptly and freely disclose all Work Product to the Company's management personnel and, if requested, provide the Company with a written description thereof.

       6. LOYALTY. Employee will give undivided loyalty to the Company during the Initial Term and will not engage in any way whatsoever, directly or indirectly, in any other employment, consulting or business activity (other than passive investment activities), nor will Employee undertake planning for or organization of any business activity other than on behalf of the Company.

       7. RETURN OF ITEMS. Upon leaving the employ of the Company, Employee will not take with him, without the written consent of the Company, any papers, records or other materials of the Company whatsoever (including without limitation computer listings, tapes or disks), or any copies thereof or summaries, memoranda or other written information relating thereto, whether created by Employee or by others, and Employee will immediately return to the Company any of the foregoing items previously taken.

       8. INJUNCTION. Employee recognizes that irreparable and incalculable injury will result to the Company and its businesses and properties in the event of a breach by Employee of the restrictions imposed by Paragraphs 5, 6 or 7, above. Employee therefore agrees that, in the event of any such actual, impending or threatened breach, the Company shall be entitled, without waiving any other remedies that may be available to them, to temporary and permanent

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injunctive relief (without the necessity of posting a bond or other security)
restraining the violation, or further violation, of such restrictions by Employee and by any other person for whom Employee may be acting or who is acting for Employee or in concert with Employee.

       9.     AMENDMENT.   This Agreement may be amended only by a written
document signed by both parties to this Agreement. All previous agreements and understandings between Employee and the Company relating to the terms of Employee's employment and retention as a consultant are superseded hereby.

       10. OTHER MATTERS. All matters related to Employee's employment with the Company and retention as a consultant which are not addressed in this Agreement shall be governed by such policies and procedures as may be established from time to time by the Chairman.

       11. GOVERNING LAW; ASSIGNMENT. This Agreement shall be governed by the internal laws of the State of Minnesota. This Agreement shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties hereto, except that Employee shall not assign or transfer any rights or obligations hereunder without the prior written consent of the Company. The Company may assign this Agreement provided the assignee assumes, in writing, expressly for Employee's benefit, all of the Company's obligations hereunder.

       12. SEVERABILITY. If any provision of this Agreement shall be contrary to the laws of the State of Minnesota any other applicable law, at the present time or in the future, such shall not affect the enforceability of the remaining provisions of this Agreement.

       13. COUNTERPARTS. This Agreement may be executed in separate counterparts which together shall constitute one and the same document.

       14. ATTORNEYS FEES. The Company shall be entitled to recover its reasonable costs and expenses (including attorneys fees) incurred in enforcing its rights under this Agreement, in any proceeding in which it is the prevailing party. Similarly, Employee shall be entitled to recover his reasonable costs and expenses (including attorneys fees) incurred in enforcing his rights under this Agreement, in any proceeding in which he is the prevailing party.

       15. SETOFF. The Company and its parent company WSI Industries, Inc. ("WSI") shall have the right to offset any amounts due hereunder for any and all liabilities, obligations or claims the Company or WSI may have against Employee as provided in Section 5.5 of the Stock Purchase Agreement dated this date between Employee and WSI.

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       IN WITNESS WHEREOF, the Company and Employee have executed this
Employment Agreement on the date above written.

                                   BOWMAN TOOL & MACHINING, INC.

                                   By: /s/ Michael J. Pudil
                                       ----------------------------------------
                                   Its:    President
                                       ----------------------------------------


                                   EMPLOYEE:

                                        /s/ William D. Bowman
                                   --------------------------------------------
                                   William D. Bowman